SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement   |_|  Confidential, For Use of the Commission

|X|   Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           COMMISSION FILE NO. 0-18856

                            DIGITAL BIOMETRICS, INC.

                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)      Title of each class of securities to which transaction applies:
      (2)      Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)      Proposed maximum aggregate value of transaction:
      (5)      Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)      Amount previously paid:
      (2)      Form, Schedule or Registration Statement no.:
      (3)      Filing Party:
      (4)      Date Filed:

DBI
DIGITAL BIOMETRICS, INC.
5600 Rowland Road
Minnetonka, MN 55343-4315

Tel:  612.932.0888
Fax:  612.932.7181


                                February 26, 1998


Dear Stockholder:

         On behalf of the Board of Directors and management of Digital Biometrics, I want to personally invite you to attend our Annual Meeting of Stockholders, which will be held at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday, April 8, 1998, at 3:30 p.m. Central time. We hope you will be able to join us.

         At the Annual Meeting, in addition to electing directors, we are asking you to approve two resolutions: an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock; and the Company's 1998 Stock Option Plan. Both resolutions support very important objectives of DBI. The proposed increase in authorized Common Stock will enable DBI to respond rapidly to growth opportunities including potential acquisitions. And the proposed 1998 Stock Option Plan is critical for the Company to attract and retain the talented employees we need to succeed. These proposals are more fully discussed in the accompanying Proxy Statement, which we hope you will read carefully. DBI's Board of Directors recommends a vote FOR each of the proposals.

         Whether or not you are able to attend the Annual Meeting in person, it is very important that your shares are represented and voted. Accordingly, please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

         We thank you for your continued support.


                                        Sincerely,

                                        /s/ James C. Granger

                                        James C. Granger
                                        President and Chief Executive Officer

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, APRIL 8, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Digital Biometrics, Inc. (the "Company"), a Delaware corporation, will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday, April 8, 1998, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect five directors, each to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         2. To consider and vote upon the amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 20,000,000 to 40,000,000 shares;

         3. To consider and vote upon approval of the Company's 1998 Stock Option Plan; and

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The transfer books of the Company will not be closed for the Annual Meeting. Only stockholders of record at the close of business on February 13, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /S/ JAMES C. GRANGER

                                           James C. Granger
                                           President

Minnetonka, Minnesota
February 26, 1998



--------------------------------------------------------------------------------
         ALL STOCKHOLDERS ARE CORDIALLY INVITED AND REQUESTED TO ATTEND THE ANNUAL MEETING IN PERSON. STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. YOUR ATTENDANCE AT THE ANNUAL MEETING, WHETHER IN PERSON OR BY PROXY, IS IMPORTANT TO ENSURE A QUORUM. IF YOU RETURN YOUR PROXY, YOU STILL MAY VOTE YOUR SHARES IN PERSON BY GIVING WRITTEN NOTICE (BY SUBSEQUENT PROXY OR OTHERWISE) TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO YOUR VOTE AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315

                               -------------------

                               PROXY STATEMENT FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON APRIL 8, 1998

                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Digital Biometrics, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday April 8, 1998, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about February 26, 1998.

         The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (i) FOR the election of the director nominees for director named herein; (ii) FOR the proposal to approve the amendment to the Company's Certificate of Incorporation; and (iii) FOR the proposal to approve the Company's 1998 Stock Option Plan.

                   VOTING RIGHTS AND OUTSTANDING COMMON STOCK

         Only holders of the Common Stock of the Company whose names appear of record on the books of the Company at the close of business on February 13, 1998 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the voting shares of the Company consisted of 12,417,001 shares of Common Stock, each entitled to one vote per share.

         The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether Proposal Nos. 1 and 3 have been approved, but they will have the same effect as negative votes on Proposal No. 2.

         Assuming the presence of a quorum, directors must be elected by a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding Common Stock is required for passage of Proposal No. 2. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for the passage of Proposal No. 3.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Bylaws of the Company permit the election of up to nine directors. The Board has fixed the number of directors to serve from and after the Annual Meeting at five. The five persons named below are nominated for election at the Annual Meeting. Each nominee is currently a member of the Board of Directors.

         The persons named in the accompanying proxy will vote for the election of the below named nominees, unless authority to vote is withheld. Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. The Board is informed that the nominees are willing to serve as directors, however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, determine following recommendation by the Nominating Committee, or the Board may reduce the number of directors to eliminate the vacancy.

         The Board of Directors held 20 meetings during the fiscal year ended September 30, 1997. Each director attended 75% or more of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the fiscal year ended September 30, 1997. See "-Committees."

NOMINEES FOR ELECTION AS DIRECTOR

         The following table sets forth certain information regarding the nominees for election as director of the Company. All of the directors of the Company elected at the Annual Meeting will serve until the next Annual Meeting and until their successors are duly elected and qualified. There are no family relationships between any director or officer.

Name                                   Age                Position
------------------------------------   ---    ----------------------------------

James C. Granger (1)................    51    President, Chief Executive Officer
                                              and Director
C. McKenzie Lewis III (1)(2)(3).....    51    Chairman and Director
George Latimer (2)(3)...............    62    Director
Stephen M. Slavin (1)(2)(3).........    57    Director
John E. Haugo.......................    62    Director

----------------------
(1)      Member of Nominating Committee.
(2)      Member of Compensation and Personnel Committee.
(3)      Member of Audit Committee.

         The following discussion describes the business experience and background of the nominees, each of whom currently serves as a director of the Company.

         JAMES C. GRANGER. Mr. Granger became the Company's President and Chief Executive Officer on January 1, 1997, and was appointed to the Board of Directors of the Company effective January 27, 1997. Prior to joining the Company, Mr. Granger was employed by ADC Telecommunications, Inc. as President of its Access Platforms System between March 1995 and December 1996. Between 1989 and February 1995, Mr. Granger was employed by Sprint/United Telephone, Orlando, Florida, in various senior marketing and management positions. Prior to 1989, Mr. Granger was employed by American Telephone & Telegraph in various management positions.

         C. MCKENZIE LEWIS III. Mr. Lewis was elected Chairman of the Company's Board of Directors on October 28, 1996 and has served as a Director of the Company since 1994. Between 1986 and 1996, Mr. Lewis served as Chief Executive Officer and President and a director of Computer Network Technology Corporation ("CNT"), a developer and manufacturer of high performance extended channel networking systems. Mr. Lewis has over 26 years experience in the computer and data communications industry. Mr. Lewis is currently Managing General Partner in MMP Partners Limited Partnership, a Minnesota limited partnership engaged primarily in making venture capital investments.

         GEORGE LATIMER. Mr. Latimer has served on the Company's Board of Directors since 1990. From November 1995 through December 1997, Mr. Latimer served as Chief Executive Officer of the National Equity Fund, a syndication of financing for affordable housing in Chicago, Illinois. He is a Distinguished Visiting Professor of Urban Studies at Macalester College, Saint Paul, Minnesota. From July 1993 to November 1995, Mr. Latimer was Director, Office of Special Actions, U.S. Department of Housing and Urban Development ("HUD"). From February 1993 to July 1993, Mr. Latimer was employed as a consultant to HUD. From 1990 to 1993, Mr. Latimer was Dean of Hamline University School of Law, Saint Paul, Minnesota. From 1976 to 1990, Mr. Latimer served as the Mayor of Saint Paul, Minnesota. Mr. Latimer is a member of the Board of Directors of Piper Jaffray Investment Trust.

         STEPHEN M. SLAVIN. Mr. Slavin has served on the Company's Board of Directors since 1986. For more than six years, Mr. Slavin has been engaged in the private practice of law as a partner of the firm of Foley & Lardner, Chicago, Illinois.

         JOHN E. HAUGO. Mr. Haugo has been appointed to the Board of Directors effective February 10, 1998. Since September 1994, Mr. Haugo has been Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company. From April 1986 until September 1994, prior to its acquisition by HBO, Mr. Haugo was founder, Chairman and Chief Executive Officer of Serving Software, Inc., a provider of health care scheduling and resource management systems. Mr. Haugo is a director of Global Maintech, Inc.

COMMITTEES

         The Board of Directors of the Company has three active Committees to assist it in carrying out the duties of the Board.

         During fiscal year 1997, the Audit Committee was comprised of Messrs. Latimer (Chairman), Lewis and Slavin. The responsibilities of the Audit Committee, in addition to such other duties specified by the Board of Directors, include the following: (1) recommending independent accountants to the Board of Directors; (2) reviewing the timing, scope and results of the independent auditors' examination and related fees; (3) reviewing periodic comments and recommendations made by the independent auditors; and (4) reviewing the scope and adequacy of internal accounting controls. The Audit Committee held two meetings during fiscal year 1997.

         During fiscal year 1997, the Compensation and Personnel Committee was comprised of Jack A. Klingert (Chairman) and Messrs. Lewis, Latimer and Slavin. Mr. Klingert is retiring from the Board effective upon the date of the Annual Meeting. The responsibilities of the Compensation and Personnel Committee include making recommendations to the Board of Directors with respect to compensation for executive employees of the Company and overseeing the Company's stock option plans and the grant of stock options thereunder. The Compensation and Personnel Committee met six times during fiscal year 1997.

         A Nominating Committee was appointed by the Board on December 5, 1996. During fiscal year 1997, this Committee was comprised of Messrs. Lewis (Chairman), Granger and Slavin. The Nominating Committee makes recommendations regarding the composition of the Board of Directors and nomination of individuals for election by the stockholders of the Company. The Nominating Committee did not meet during fiscal year 1997.

DIRECTOR COMPENSATION

         Except as described below, outside directors of the Company served without monetary compensation in fiscal 1997. Special compensation arrangements were made with C. McKenzie Lewis III, as described below, for services in fiscal 1997 in connection with management transition matters.

         Pursuant to the Company's 1992 Restricted Stock Plan, each time a non-employee director is elected or re-elected to the Board, he or she will be granted the number of shares of restricted stock equal to $18,000 divided by the fair market value of one share of Common Stock at the close of business on the day prior to the date of grant. The Restricted Stock is granted on the date of the annual stockholders' meeting to each non-employee director elected or re-elected at such meeting. Restricted Stock awards were made to three of the Company's outside directors who served in fiscal 1997, Jack A. Klingert, George Latimer and Stephen M. Slavin.

         In September 1997, the Board awarded 3,000 shares of Common Stock to each of the Company's outside directors, Stephen M. Slavin, George Latimer, C. McKenzie Lewis III and Jack A. Klingert, for additional services rendered in fiscal 1997. The approximate market value of each such award on the date of grant was $6,750.

         In fiscal 1997, C. McKenzie Lewis III rendered additional services to the Company in connection with various management transition matters, including the formulation of a transition plan and the selection and hiring of new senior management employees. Mr. Lewis also played a more active role in various other management areas during the transition period. In consideration of these services, the Company paid Mr. Lewis cash compensation totaling $40,000 and granted Mr. Lewis a stock option under its 1990 Stock Option Plan for the purchase of 40,000 shares of Common Stock at an exercise price of $3.125 per share to fully vest by February 1998. In addition, in March 1997, concurrent with his reelection to the Board, the Company issued Mr. Lewis a warrant for the purchase of 8,000 shares of Common Stock at an exercise price of $2.125 per share, in lieu of an award to him under the Company's 1992 Restricted Stock Plan.

                                 PROPOSAL NO. 2
          APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Board of Directors has adopted the following resolution, which would increase the Company's authorized Common Stock from 20,000,000 to 40,000,000 shares, subject to approval by the Company's stockholders.

         RESOLVED, that the fourth article of the Certificate of Incorporation, as amended, of Digital Biometrics, Inc. shall be amended in its entirety to read as follows:

                                     FOURTH

                  The total number of shares of stock which the Corporation is authorized to issue is Forty Million (40,000,000) shares of stock classified as Common Stock, $.01 par value.

         The stockholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities. The above-described amendment (the "Amendment") provides that the Company is authorized to issue up to 40,000,000 shares of Common Stock, each of which is entitled to one vote.

         As of January 31, 1998, there were 12,417,001 shares of Common Stock outstanding and an aggregate of 1,292,500 shares of Common Stock reserved for issuance in connection with outstanding stock options. An additional 280,893 shares have been reserved for issuance pursuant to outstanding warrants and an estimated 2,000,000 shares reserved for issuance pursuant to conversion of the Company's outstanding 8% Convertible Subordinated Debentures due December 1, 2000 (the "Debentures"). The Company sold $500,000 of the Debentures on December 1, 1997. The Company may issue up to $2,000,000 of additional Debentures in tranches of $500,000 each, each of which is convertible at a price equal to the lesser of the market price when a tranche is sold or 80% of the average closing bid price of the Common Stock for the five trading days preceding the conversion date of the tranche. If the Amendment is approved, the additional authorized shares that would be available for issuance may be issued for any proper corporate purpose by the Board of Directors at any time without further corporate approval (subject, however, to applicable statutes or the rules of The Nasdaq Stock Market which require stockholder approval for the issuance of shares in certain circumstances).

         Although the Company has no intention or commitment to issue any additional shares of Common Stock as of the date of this Proxy Statement, other than the shares issuable upon exercise of rights under outstanding options, warrants or pursuant to conversion of the Debentures, the Board of Directors believes it is desirable to give the Company additional flexibility in considering such actions as stock dividends, raising capital, acquisitions or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional delay if appropriate circumstances arise which require the issuance of such shares.

         In addition to the foregoing, on May 2, 1996, pursuant to the recommendations of the Company's Independent Committee, the Board adopted a stockholder rights plan (the "Rights Plan"), and declared a dividend of one purchase right (a "Right") for each share of Common Stock outstanding at the close of business on May 22, 1996 (the "Record Date"). The Rights Plan is designed to enable the Company and its Board of Directors to develop and preserve long-term value for its stockholders and to protect stockholders in the event an attempt is made to acquire control of the Company without an offer of fair value to all stockholders. The Rights will be issued upon the terms and subject to the conditions set forth in a Rights Agreement dated as of May 2, 1996 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, National Association, as Rights Agent. Each Right will entitle the registered holder to purchase from the Company after the Distribution Date (as described below), a number of shares of Common Stock to be determined under the Rights Agreement at an initial purchase price of $35 (the "Purchase Price"), subject to adjustment. The Rights become exercisable on the first day after the Distribution Date which is defined as the earlier of (i) 10 business days after a public announcement that a person or group of affiliated or associated persons (not including the Company, any subsidiary of the Company, any person holding shares of Common Stock acquired in a transaction approved in advance in writing by a majority of the disinterested directors of the Board of Directors of the Company, any employee benefit plan of the Company or its subsidiaries or any entity holding shares of Common Stock for or pursuant to any such plan, or any person who beneficially owns 7.5% or more of the shares of Common Stock outstanding on the 20th day preceding the Record Date, to the extent of such ownership), have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) 10 business days after the commencement of, or the first public announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in beneficial ownership by a person or group (excluding the Company, any subsidiary of the Company, any employee benefit plan of the Company or of its subsidiaries, any entity holding shares of Common Stock for or pursuant to any such plan, and any person holding shares of Common Stock acquired in a transaction approved in advance in writing by a majority of the disinterested directors of the Board of Directors of the Company) of 15% or more of the shares of Common Stock outstanding. The Board of Directors has the right, without approval of the Company's stockholders on the holders of the Rights, to redeem outstanding Rights at any time and, without approval of the Company's stockholders or the holders of the Rights, may supplement, amend or terminate the Rights Plan. The Rights will expire on April 30, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company. The Company does not currently have a sufficient number of shares of Common Stock available for purchase by holders of the Rights should the Rights become exercisable. Thus, the authorization of additional shares will enable the Company to have shares of Common Stock available for issuance under the Rights Plan, as well as for other important corporate purposes.

         Except as discussed above, there are no specific understandings, arrangements or agreements with respect to any transactions that would require the Company to issue any new shares of its Common Stock.

         VOTE REQUIRED. The affirmative vote of holders of a majority of the shares of the Common Stock outstanding on the Record Date is required to approve the Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes. THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.

                                 PROPOSAL NO. 3
                     APPROVAL OF THE 1998 STOCK OPTION PLAN

GENERAL

         The Board of Directors has adopted, subject to stockholder approval, the Company's 1998 Stock Option Plan (the "Plan") and reserved 600,000 shares of Common Stock for issuance pursuant to the Plan. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is appended to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE PLAN

         PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, key employees, independent contractors and others upon whose efforts the success of the Company will depend to a large degree by encouraging stock ownership in order to increase the proprietary interest of such individuals in the Company's success.

         TERM. The term of the Plan is indefinite; however, the Board may terminate the Plan at any time, provided that such termination will not affect options then outstanding and provided further that no incentive stock options may be granted under the Plan after January 18, 2008.

         ADMINISTRATION. The Plan will be administered by the Compensation and Personnel Committee of the Board. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option (which may vary from optionee to optionee).

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of December 31, 1997, the Company had approximately 81 employees and officers and four outside directors.

         DIRECTOR OPTIONS. Under the Plan, each outside (non-employee) director of the Company is automatically granted an option to purchase 15,000 shares of Common Stock each year upon his or her election or re-election to the Board by the stockholders. Each such option will be a nonqualified stock option, will expire five years after the date it is granted, and will become exercisable immediately upon the date of grant. If a non-employee director ceases to be a director of the Company the option will remain exercisable for three months, provided, that if such termination is because of death, the option will remain exercisable until the earlier of the six-month anniversary of the director's death or the expiration of the option's original term.

         OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of a stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. On February 20, 1998, the closing price of the Company's Common Stock as reported on the NASDAQ National Market System was $1.31. The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any option may not exceed seven years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each option granted under the Plan is nontransferable during the lifetime of the optionee.

         The Committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the Company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of the Company's stockholders only to the extent required by applicable law, rule or regulation.

         ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

TAX INFORMATION

         Under present law, no tax results upon the grant of nonqualified options pursuant to the Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation, taxable as ordinary income, equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the Company complies with any applicable federal income tax withholding requirements.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

NEW PLAN BENEFITS

         The following table sets forth the automatic grants of options under the Plan for 15,000 shares that will be made to each outside director elected at the Annual Meeting at the time of such directors' election. There are no other options currently contemplated other than those described below, although the amount of awards granted to date are not necessarily indicative of the amounts that will be awarded in the future.

                             1998 STOCK OPTION PLAN


         NAME AND POSITION                                DOLLAR VALUE   NUMBER OF SHARES
         ----------------------------------------------   ------------   ----------------
         James C. Granger..............................        $0               0
             President and Chief Executive Officer

         Glenn M. Fishbine.............................        $0               0
             Senior Vice President, Technology

         Executive Group...............................        $0               0

         Non-Executive Director Group..................         *               60,000

         Non-Executive Officer Employee Group                  $0               0

         ---------------------
         * Indeterminable.


         VOTE REQUIRED. The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.


                 REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation and Personnel Committee (the "Compensation Committee") is composed of independent, outside directors whose names appear following this report. The Compensation Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. The Compensation Committee's responsibilities include determining the amount and type of compensation for the executive officers of the Company, as well as administering the Company's Common Stock-based benefit plans.

         The Compensation Committee's philosophy is to maximize corporate performance. The Compensation Committee believes that the Company's annual cash compensation package (base salary plus bonus opportunities) must be sufficient to retain and attract highly qualified and experienced executives and management personnel. The Compensation Committee believes that stockholder value depends, to a significant extent, on the establishment of a close alignment between the financial interests of stockholders and those of the Company's employees, in particular its executive officers. Compensation of the Company's executive officers is therefore, in large part, based upon the performance of the Company as measured by revenue and profitability objectives. Compensation of the Company's executive officers includes three primary elements: base compensation, annual incentives, and long-term incentives in the form of stock options or restricted stock.

         BASE COMPENSATION

         Annual base salaries of the Company's executive officers other than the Company's President and Chief Executive Officer are recommended by the President, subject to approval by the Compensation Committee. Individual salary recommendations may vary based upon the President's assessment of the value of each executive's position in the Company, Company performance, the executive's individual performance and comparative compensation for similar positions at other companies as contained in summary survey data. Each executive officer has executed an Employee Confidentiality and Proprietary Rights Agreement which contains provisions for the protection of the company's proprietary information, and assignment to the Company of any inventions developed by the executive in connection with his employment. The annual compensation for the President and Chief Executive Officer is determined by the Compensation Committee as discussed below.

         INCENTIVE COMPENSATION

         Effective October 1, 1992, the Compensation Committee adopted an Executive Compensation Plan (the "Plan") for executive officers of the Company. The Plan was revised on April 29, 1997, to include certain non-executive officer employees of the Company and includes maximum performance measurement criteria. The Plan is performance based and includes both annual and long-term incentive components. Performance under each Plan component is measured against predetermined revenue and profitability objectives with a "threshold", "target" and "maximum" for each. The Plan also includes the ability to assign individual management objectives. Target amounts are based upon the annual budget for revenue and profitability established by the Board of Directors as of the beginning of each fiscal year. Threshold and maximum amounts are determined annually for revenue and profitability by the Compensation Committee in connection with the Board of Directors' consideration of the annual budget. Performance below threshold results in no annual or long-term incentive award. Financial results between threshold and target and between target and maximum are linearly interpolated. There is no additional award payable under the Plan for performance above maximum. The Plan provides a basis by which, at the discretion of the Compensation Committee, annual incentive awards to executives may be paid, all or partially, through restricted stock awards under the Company's 1992 Restricted Stock Plan with vesting over a three-year period. The long-term incentive awards to executives consist of stock options awards under the Company's 1990 Stock Option Plan with vesting over a three-year period.

         Actual amounts paid under the Plan are based upon formula calculations as defined in the Plan and for 1997 were paid to executives based upon achievement of individual management objectives. Certain of the executive officers, including the President and Chief Executive Officer, were hired by the Company during fiscal year 1997. To attract and secure employment of these executive officers certain minimum levels of quarterly cash bonuses were paid through the quarter ended September 30, 1997. Payments of these bonuses were guaranteed regardless of meeting incentive components of the Plan. No awards were paid under the revenue and profitability components of the Plan for fiscal 1997 as these objectives were not achieved.

         Stock option plans offered by the Company have been established to provide all employees, including executive officers, with an opportunity to share, together with stockholders of the Company, in the Company's long-term performance. Periodic grants of stock options are considered at least annually for eligible employees, with additional grants authorized in the sole discretion of the Compensation Committee. Historically, discretionary awards have been made in circumstances such as commencement of employment, initiation of employment contracts, completion of significant product installations and execution of significant agreements and/or following significant change in job responsibility or title. Stock options granted under the 1990 Stock Option Plan generally have a three-year vesting schedule and expire ten years from the date of grant. The exercise price of options granted under the 1990 Stock Option Plan is equal to the fair market value of the underlying stock on the date of grant.

         CEO COMPENSATION

         Mr. Granger's base salary, bonus opportunities and awards and stock option awards are reviewed annually and determined by the Compensation Committee. Mr. Granger's base salary, bonuses and stock option awards are, in general, determined using the same criteria described above for executive officers. Mr. Granger's employment with the Company began on January 1, 1997, with a base salary established at an amount comparable with that of chief executive officers of companies similar to the Company. Mr. Granger's compensation during fiscal 1997 included a guaranteed minimum bonus paid on a quarterly basis through September 30, 1997, along with a stock option award which was granted and effective with the start of his employment. The stock option award vests one-third on each anniversary date until fully vested. Mr. Granger is eligible to participate in the Company's 401(k) retirement plan. No award was paid to Mr. Granger under the revenue and profitability components of the Executive Compensation Plan for fiscal 1997. The level of Mr. Granger's compensation relative to that of the Company's other executive officers reflects, among other factors, the Compensation Committee's evaluation of his role in implementing strategies to achieve the Company's goals and his duties and responsibilities with the Company.

         The Compensation Committee believes that the Company's compensation programs for executive officers of the Company, which provide clear and direct links between pay and performance, are aligned with the long-term interests of the Company's stockholders.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

         January 19, 1998

                                      The Compensation and Personnel Committee

                                               Jack A. Klingert, CHAIRMAN
                                               George Latimer
                                               C. McKenzie Lewis III
                                               Stephen M. Slavin

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and other executive officers whose cash compensation exceeded $100,000 in fiscal year 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                   ----------------------
                                          ANNUAL COMPENSATION              AWARDS
          NAME AND                        -------------------   -----------------------------     ALL OTHER
    PRINCIPAL POSITION            YEAR     SALARY      BONUS    SECURITIES UNDERLYING OPTIONS    COMPENSATION
---------------------------       ----     ------      -----    -----------------------------    ------------
James C. Granger(1)               1997    $131,265    $32,816               250,000                $       -
   President and Chief            1996           -          -                     -                        -
   Executive Officer              1995           -          -                     -                        -

Glenn M. Fishbine,                1997     120,000          -                     -                171,234(2)
   Senior Vice President -        1996     116,825      1,600                35,000                    4,500
   Technology                     1995     110,553      5,650                45,000                    4,253


----------------------
(1) Mr. Granger has served as President and Chief Executive Officer of the Company since January 1, 1997.

(2) Includes $3,737 in the form of Common Stock paid as a matching contribution under the Company's 401(k) plan, and severance compensation consisting of forgiveness of indebtedness totaling $167,497.

                     STOCK OPTION GRANTS IN FISCAL YEAR 1997

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                            NUMBER OF                                                        ANNUAL RATES OF STOCK
                            SECURITIES      PERCENT OF TOTAL                                PRICE APPRECIATION FOR
                            UNDERLYING      OPTIONS GRANTED   EXERCISE OR                       OPTION TERM(3)
                             OPTIONS        TO EMPLOYEES IN    BASE PRICE    EXPIRATION    -------------------------
        NAME                GRANTED(1)        FISCAL YEAR     ($/share)(2)      DATE            5%           10%
----------------------    ---------------   ----------------  ------------   ----------    -----------   ------------
   James C. Granger          250,000              25%            $2.125       01/02/07      $334,100      $846,676


----------------------
(1) Subject to acceleration at the discretion of the Compensation Committee or upon the death or disability of the optionee, each option becomes cumulatively exercisable with respect to 33 1/3% of the shares covered on each of the first three anniversaries of the grant date.

(2) Fair market value per share on the date of grant or the effective date, whichever is less, in accordance with the 1990 Stock Option Plan.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                    OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                          ACQUIRED ON     VALUE      ---------------------------    ---------------------------
      NAME                  EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
---------------------     -----------    --------    -----------   -------------    -----------   -------------
James C. Granger               -           -               -          250,000            -           $109,375
Glenn M. Fishbine              -           -            98,467         38,333            -               -


---------------------
(1) Market value of underlying securities at fiscal year end minus the exercise price.

TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

         In fiscal 1997 the Board of Directors of the Company adopted a Change of Control Plan for the benefit of executive officers, providing for payments upon the occurrence of a change of control of the Company. Upon a change of control of the Company, an executive officer will, upon termination of his or her employment, be entitled to payment of an amount equal to such officer's base salary immediately prior to the change of control, payable on or before the 30th day following the termination of such officer's employment. An officer is not entitled to such payment if he or she is offered employment following a change of control by the successor to the Company or its business, provided such employment is approximately comparable to his or her employment with the Company and is at a base salary level comparable to or greater than that paid by the Company. In the event the employment of an officer is not terminated, or such officer is offered employment by the successor and is employed, but such employment is terminated within a period of one year following the change of control, the officer shall be entitled to payment of an amount equal to his or her base salary, less compensation actually paid during the period in which he or she was employed by the Company or a successor subsequent to the change of control. The change of control payment is limited to an amount not to exceed the safe harbor under Section 280G of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, the Compensation and Personnel Committee was responsible for making recommendations to the Board as to executive compensation and stock option grants to executive officers. The members of the Committee include C. McKenzie Lewis III, Jack A. Klingert, George Latimer and Stephen M. Slavin. For services related to executive transition and other matters rendered in fiscal 1997, Mr. Lewis received from the Company cash compensation, a stock option, and a warrant. Mr. Lewis participated in the meeting at which his services and compensation were discussed, but abstained from the vote thereon. See "Proposal No. 1, Election of Board of Directors - Director Compensation" and "Certain Relationships and Related Transactions."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to a transition agreement and general release between the Company and a founder of the Company, Glenn M. Fishbine continued to be compensated by the Company at his base salary through the one month transition period ending November 30, 1997, during which he has agreed to provide consulting services and advice to the Company. After the transition period, he was compensated by the Company in a lump sum severance payment equal to his base salary for two months. The Company has further agreed (i) to forgive, as of September 30, 1997, $167,497 of indebtedness of Mr. Fishbine to the Company,
(ii) to release the shares of Common Stock pledge by Mr. Fishbine as collateral to secure payment of his indebtedness to the Company, and (iii) that a stock pledge agreement between Mr. Fishbine and the Company would be terminated. In consideration of the foregoing, Mr. Fishbine also agreed to a one-year non-competition arrangement with the Company.

         Gordon L. Bramah is the Chairman of the Board of Directors of Bramah Limited ("Bramah"), which is a significant stockholder of the Company. In connection with early stage investments made by Bramah in the Company, the Company granted Bramah an exclusive license in the United Kingdom for the Company's technology. In October 1992, the exclusive license was reacquired by the Company in return for a royalty arrangement whereby Bramah will be paid a 15% royalty on sales of the first $1.0 million of the Company's products in the United Kingdom. As of September 30, 1997, the Company accrued approximately $63,000 for royalties to Bramah on sales in the United Kingdom during fiscal 1997.

         During fiscal year 1997, legal services were provided to the Company by Foley & Lardner, Chicago, Illinois. Stephen M. Slavin is a partner of such firm and a director of the Company.

         During fiscal year 1997, C. McKenzie Lewis III, a director of the Company, received cash compensation, stock options and a warrant pursuant to special compensation arrangements with the Company. See "Proposal No. 1 Election of Directors - Director Compensation."

                               SECURITY OWNERSHIP

         The following table sets forth, as of December 31, 1997, the number of shares of Common Stock beneficially owned by (i) each person known to be the beneficial owner of five percent or more of the Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table above and (iv) all officers and directors as a group. Any shares reflected in the following table which are subject to an option or a warrant are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Except as otherwise indicated, each beneficial owner has sole voting and investment power over the outstanding shares of which he has beneficial ownership.

                                                    Shares Beneficially Owned(1)
       Name of Beneficial Owner or Group               Number         Percent
--------------------------------------------------  -----------     ------------

Perkins Capital Management Inc....................   1,317,250         10.9%
  730 East Lake Street
  Wayzata, Minnesota 55391
Gordon L. Bramah..................................   1,053,435          9.3%
  Littlemoore House
  Eckington, Sheffield S31 9EF
  England
Bramah Limited....................................   1,052,935          9.3%
  Littlemoore House
  Eckington, Sheffield S31 9EF
  England
Jack A. Klingert..................................     120,028          1.0%
Stephen M. Slavin(2)..............................     103,501           *
George Latimer(3).................................      28,550           *
C. McKenzie Lewis III(4)..........................      60,579           *
James C. Granger(5)...............................      98,320           *
John J. Metil.....................................       3,280           *
Barry A. Fisher...................................       1,521           *
Roman A. Jamrogiewicz.............................       1,704           *
Michel R. Halbouty................................           -           -
All officers and directors as a group (9 persons)      417,483          3.3%

--------------------
*        Indicates an amount less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person.

(2) Includes 66,001 shares of Common Stock owned by Mr. Slavin and 37,500 shares of Common Stock that may be acquired subject to options.

(3) Includes 21,050 shares of Common Stock beneficially owned by Mr. Latimer and an option for 7,500 shares of Common Stock.

(4) Includes 12,579 shares of Common Stock beneficially owned by Mr. Lewis and an option and a warrant for the purchase of an aggregate of 48,000 shares of Common Stock.

(5) Includes 14,987 shares of Common Stock beneficially owned by Mr. Granger and options for the purchase of an aggregate of 83,333 shares of Common Stock.

         There are no arrangements known to the Company which at a later date may result in a change in control of the Company.

                            COMMON STOCK PERFORMANCE

         The following graph compares cumulative total stockholder return on an investment in the Common Stock during the period from September 30, 1992 to September 30, 1997, with the Nasdaq Stock Market Index and Digital Biometrics, Inc.'s primary competitor, Identix, Inc. The cumulative total stockholder return assumes an initial investment of $100 on September 30, 1992.

                              [PLOT POINTS GRAPH]

INDEXED AS OF:  9/30/92
SOURCE: FACTSET RESEARCH SYSTEMS INC.


                  NASDAQ                DIGITAL              IDENTIX,
   DATE         COMPOSITE           BIOMETRICS, INC.           INC.
---------       ---------           ----------------         --------

30-SEP-92        100.0000              100.0000              100.0000

31-MAR-93        118.3209              153.2258               56.5217

30-SEP-93        130.7765              190.3226               84.7826

31-MAR-94        127.4641              141.9355              128.2609

30-SEP-94        131.0354               93.5484              110.8696

31-MAR-95        140.1084              111.2903              115.2174

29-SEP-95        178.9120               91.9355              452.1739

29-MAR-96        188.8319               43.5484              391.3044

30-SEP-96        210.3520               48.3871              334.7826

31-MAR-97        209.4570               26.6129              291.3044

30-SEP-97        289.0068               33.0645              397.8261


         The Common Stock of the Company has been traded on the Nasdaq National Market since April 25, 1993, and was traded on the Nasdaq SmallCap Market prior to that time. The Common Stock is traded under the symbol DBII.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and the holders of 10% or more of the Company's stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal year 1997 its directors and executive officers filed all reports on a timely basis except as follows: (a) initial reports of ownership on Form 3 were not filed on a timely basis by John J. Metil, Barry A. Fisher, Roman A. Jamrogiewicz and Michel R. Halbouty through inadvertence, but were filed on or before the tenth day of the month following the month of initial employment; (b) securities ownership reports on Form 4 were not filed in a timely basis by outside directors of the Company, C. McKenzie Lewis III, Jack A. Klingert, George Latimer and Stephen M. Slavin with respect to 3,000 shares of Common Stock awarded to each of them by the board of directors as additional compensation effective as of September 30, 1997, and issued in October 1997. The related Form 4 for each reporting person was filed on or before the tenth day of the month following the month of issuance.

                              STOCKHOLDER PROPOSALS

         Any stockholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to
C. McKenzie Lewis III, Chairman, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315 by October 29, 1998. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.


                               PROXY SOLICITATION

         The cost of this solicitation of proxies will be paid by the Company. The Company has retained D.F. King & Company, Incorporated to assist in the solicitation of proxies, at an estimated cost of $5,000 plus reimbursement of out-of-pocket expenses. Proxies will also be solicited by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.


                          ANNUAL REPORT TO STOCKHOLDERS

         A copy of the 1997 Annual Report to Stockholders of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1997 will be provided without charge upon written request of any stockholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Stockholder Relations, Digital Biometrics, Inc., 5600 Rowland Road, Minnetonka, Minnesota 55343-4315. No part of the 1997 Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ James C. Granger

                                     James C. Granger
                                     President

Minnetonka, Minnesota
February 26, 1998

                                                                       EXHIBIT A

                            DIGITAL BIOMETRICS, INC.

                             1998 STOCK OPTION PLAN

                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Affiliated Entity" means any entity other than a Subsidiary in which the Company has a material interest, including a joint venture.

         (b) "Book Value" shall mean the book value of a share of the Company's Common Stock derived from the most current available financial statements of the Company by dividing total stockholders' equity by the number of shares issued and outstanding and making such adjustment for results of operations since the date of such financial statements as the Board of Directors or Committee shall deem appropriate.

         (c) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section l(b) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act. In addition, such directors shall satisfy such requirements of the Internal Revenue Code for outside directors acting under plans intending to qualify for exemption under section 162(m)(4)(c) of the Code.

         (d) The "Company" shall mean Digital Biometrics, Inc., a Delaware corporation.

         (e) "Exercise Price" shall mean the price per share at which Option Stock may be purchased in accordance with an option agreement and this Plan.

         (f) "Fair Market Value" shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (g) The "Internal Revenue Code" or "Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any subsidiary.

         (i) "Option Stock" or "Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

         (j) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10; or a Non-Employee Director to whom a nonqualified stock option has been granted pursuant to Section 11.

         (k) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (l) The "Plan" means this Digital Biometrics, Inc. 1998 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (m) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and any Subsidiary hereafter created or acquired by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and any Subsidiary will depend.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Sections 10 and 11 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the stockholders of the Company. Any incentive stock options granted after adoption of the Plan by the Board of Directors shall be treated as nonqualified stock options if stockholder approval is not obtained within twelve months after adoption of the Plan by the stockholders of the Company.

                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the stockholders of the Company as required in
Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The

Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Subsidiary or Affiliated Entity to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary or Affiliated Entity and such services are not in connection with the offer or sale of securities in a capital raising transaction. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Subsidiary or Affiliated Entity to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants including persons to whom an offer of employment has been extended. In designating participants the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.

                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Six Hundred Thousand (600,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.

                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act, if applicable.

         The Administrator may permit a participant to elect to pay the Exercise Price by authorizing a third party to sell Stock (or a sufficient portion thereof) acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise price and any tax withholding resulting from such exercise.

         The Administrator may permit all or any part of the Exercise Price and any withholding taxes to be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. The Exercise Price and any withholding taxes may be paid, in whole or in part, in any other form that is consistent with applicable laws, regulations and rules.

                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the Exercise Price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than seven (7) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

         (c) The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement subject to Section 13, the Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. The option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that the option price may not be less than the higher of the Fair Market Value of the Book Value of the Common Stock per share on the date of grant.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator, but shall not exceed seven (7) years. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement subject to
         Section 13, the Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.

                                   SECTION 11.

                  GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

         (a) Upon initial election and each re-election to Board by the stockholders at an annual meeting of the Company, commencing with the annual meeting of the stockholders held in 1998, each Non-Employee Director who, on and after the date this Plan is approved by the Company's stockholders, is elected or re-elected as a director of the Company by the stockholders or whose term of office continues after a meeting of stockholders at which directors are elected shall, as of the date of such re-election or stockholder meeting (the "Grant Date"), automatically be granted an option to purchase fifteen thousand (15,000) shares of the Common Stock at an option price per share equal to 100% of the Fair Market Value of the Common Stock on the date of such election, re-election or stockholder meeting. Options granted pursuant to this subsection (a) shall be exercisable in full after the earlier of: (a) the Non-Employee Director's service on the Board through the next succeeding annual meeting, or (b) the Non-Employee Director's service on the Board for at least twelve months following the Grant Date.

         (b) No director shall receive more than one option pursuant to subsection (a) of this Section 11 in any one fiscal year. All options granted pursuant to this Section 11 shall be designated as nonqualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of nonqualified options to officers and employees of the Company except that the option shall expire on the earlier of (i) twelve (12) months after the Optionee ceases to be a director (except by death) and (ii) five years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this Section 11 may be exercised at any time within six (6) months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

                                   SECTION 12.

                               TRANSFER OF OPTION

         Except as otherwise provided by the Administrator, awards under the Plan are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

                                   SECTION 13.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         In the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), the Board may provide for one or more of the following:

                  (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

                  (b) that the continuing corporation or entity surviving the transaction shall (i) assume options previously granted under this Plan or (ii) issue new options in substitution for options granted under this Plan so that an Optionee shall have the right thereafter, by exercising any such option (or any new option substituted therefor), to purchase the kind and amount of stock and other securities and property receivable upon such merger or consolidation or other transaction as if the Optionee had purchased all of the Option Stock subject to the option immediately prior to the date of the contract closing of such transaction;

                  (c) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

                  (d) that all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate; or

                  (e) such other arrangements with respect to outstanding options as the Board shall deem to be in the best interest of the Company.

         The Board may restrict the rights of or the applicability of this
Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   SECTION 14.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 13 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

         The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.

                                   SECTION 15.

                             RIGHTS AS A STOCKHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a stockholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

                                   SECTION 16.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. An amendment shall be subject to approval by the stockholders of the Company only if such approval is required for compliance with the requirements of any applicable law, rule or regulation.

                                   SECTION 17.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.

                                   SECTION 18.

                             LIMITATION ON PAYMENTS

         Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments' in section 280G of the Code, than the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of that such Award shall not be so reduced and shall not be subject to this Section 18. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         (a) If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         (b) As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon that assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

                            DIGITAL BIOMETRICS, INC.
                                5600 ROWLAND ROAD
                            MINNETONKA, MN 55343-4315
                                 (612) 932-0888

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated February 26, 1998, hereby appoints James C. Granger and C. McKenzie Lewis III as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Digital Biometrics, Inc. (the "Company") held of record by the undersigned on February 13, 1998, at the Annual Meeting of Stockholders to be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota on Wednesday, April 8, 1998, at 3:30 p.m., Minneapolis time, and at any adjournment or postponement thereof.

1. To elect five directors, each to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary       to vote for all nominees listed
          below)                                  below

            JAMES C. GRANGER, C. MCKENZIE LEWIS III, GEORGE LATIMER,
                        STEPHEN M. SLAVIN, JOHN E. HAUGO

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


     ---------------------------------------------------------------------------

2. To consider and vote upon the amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 20,000,000 to 40,000,000 shares.

                  [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

3.   To consider and vote upon approval of the Company's 1998 Stock Option Plan.

                  [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:
       -----------------------------      --------------------------------------

                                          --------------------------------------


        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.